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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 2004, in Amendment No. 1 to the Registration Statement (form S-1 No. 333-115965) and related Prospectus of Kinetic Concepts, Inc. for the registration of 16,000,000 shares of its common stock.

/s/ Ernst & Young LLP

San Antonio, Texas
June 3, 2004

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Consent of Independent Registered Public Accounting Firm